Exhibit 4.2

SPECIMEN CLASS A ORDINARY SHARE CERTIFICATE

NUMBER C-[ ]	SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP G54093 102

LEADER’S ADVANTAGE ACQUISITION CORP.

CLASS A ORDINARY SHARES

THIS CERTIFIES THAT is the owner of fully paid and non-assessable Class A ordinary shares, par value US$0.0001 per share, of Leader’s Advantage Acquisition Corp., a Cayman Islands exempted company (the “Company”), subject to the Company’s amended and restated memorandum and articles of association, as the same may be further amended, supplemented or otherwise modified from time to time, and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its Class A ordinary shares if it is unable to complete a business combination within the period set forth in the Company’s amended and restated memorandum and articles of association, as the same may be further amended, supplemented or otherwise modified from time to time, all as more fully described in the Company’s final prospectus for its initial public offering, dated [ ], 2026.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signatures of its duly authorized officers.

By:
	Chief Executive Officer	Transfer Agent

LEADER’S ADVANTAGE ACQUISITION CORP.

The Company will furnish without charge to each shareholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

This certificate and the Class A ordinary shares represented thereby are issued and shall be held subject to all of the provisions of the Company’s amended and restated memorandum and articles of association, as the same may be further amended, supplemented or otherwise modified from time to time, and resolutions of the board of directors of the Company providing for the issue of the Class A ordinary shares (copies of which may be obtained from the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian

(Cust) (Minor)

TEN ENT	—	as tenants by the entireties			under Uniform Gifts to Minors Act

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Class A Ordinary Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said Class A Ordinary Shares on the books of the within named Company with full power of substitution in the premises.

Dated:	__________________________________________	Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15 UNDER THE SECURITIES
EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering, dated [ ], 2026, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the Class A ordinary shares sold in its initial public offering and liquidates because it does not consummate an initial business combination within the period of time set forth in the Company’s amended and restated memorandum and articles of association (as the same may be further amended, supplemented or otherwise modified from time to time, the “amended and restated memorandum and articles of association”), (ii) the Company redeems the Class A ordinary shares sold in its initial public offering in connection with a shareholder vote to amend the amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the Company’s initial business combination or to redeem 100% of the Class A ordinary shares if the Company does not complete its initial business combination within the time period set forth therein or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

3